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                                                                      EXHIBIT 21

                          SUBIDIARIES OF THE COMPANY

          Name                                         Jurisdiction
          ----                                         ------------

Nutrition For Life International, Inc.                 Texas

Bactolac Pharmaceutical Inc.                           Delaware

Direct Fulfillment, Inc.                               Delaware

NL Acquisition Company                                 Delaware

Nutrition For Life (UK) Ltd.                           England

Nutrition For International Japan, Inc.                Japan

Nutrition For Life (Norway) AS                         Norway